Exhibit (d)(2)

SUBSCRIPTION RIGHTS CERTIFICATE VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE: October 18, 2013 (unless extended) BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC. SUBSCRIPTION RIGHTS FOR COMMON STOCK (Complete appropriate section on reverse side of this form) The registered holder (the “Holder”) of this Subscription Certificate named below, or assignee, is entitled to the number of Rights shown above to subscribe for the Common Stock, $.001 par value (the “Shares”), of BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC. (the “Fund”), in the ratio of one share of Common Stock for each three Rights, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. If you are a Record Date Shareholder and hold less than three rights, you are entitled to subscribe for one Share. To subscribe for Shares the Holder must present to Computershare Trust Company, N.A.. (the “Subscription Agent” or “Computershare”), prior to 5:00 p.m., New York City time, on the Expiration Date of October 18, 2013 (unless extended), either: (a) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States and payable to “Brookfield Global Listed Infrastructure Income Fund Inc.” for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Stockholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the estimated Subscription Price; or (b) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States and payable to “Brookfield Global Listed Infrastructure Income Fund Inc.” for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Stockholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the estimated Subscription Price (which certificate and full payment must then be delivered by the close of business on the third Business Day after the Expiration Date). Under the Over-Subscription Privilege, as described in the Prospectus, any number of additional Shares may be purchased by a Record Date Stockholder if such Shares are available and the owner’s Rights under the Primary Subscription have been fully exercised and the pro rata allocation requirements have been satisfied. Any additional payment required from a Record Date Stockholder must be received by the Subscription Agent by October 18, 2013, unless the Offer is extended. Any excess payment to be refunded by the Fund to a Record Date Stockholder who is not allocated the full amount of Shares subscribed for pursuant to the Over-Subscription Privilege will be returned to him or her by mail by the Subscription Agent as soon as practicable. An exercising Rights Holder will have no right to rescind a purchase after the Subscription Agent has received payment, either by means of a Notice of Guaranteed Delivery or a money order or check. This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated September [_], 2013, relating to the Rights. To subscribe pursuant to the Primary Subscription, three Rights and the estimated Subscription Price, which is $19.42, are required for each Share, and to subscribe pursuant to the Over-Subscription Privilege, the estimated Subscription Price is required for each Share. Payment of $19.42 per Share must accompany the Subscription Certificate. See reverse side for forms.

To subscribe for your primary shares please complete line “A” on the card below. Example: 88 shares = 88 rights 88 rights divided by 3 = 29 primary shares. The maximum number of Primary Subscription shares would be 29. Fractional shares will be dropped. If you hold less than 3 rights in total, you can subscribe for one Share. A. 29 x $19.42 = $563.18 (No. of shares) (Estimated Subscription Price) (Payment to be Remitted) If you are not exercising in full your Primary Subscription, check box E below and we will attempt to sell any remaining unexercised Rights. Please note that $19.42 is an estimated price only. The Subscription Price will be determined on October 18, 2013, the Expiration Date (unless extended) and could be higher or lower than the Estimated Subscription Price depending on changes in the net asset value and share price of the Common Stock. To subscribe for any over-subscription shares please complete line “B” below. Please Note: Only Record Date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege. Payment of Shares: Full payment for both the primary and over-subscription shares or a Notice of Guaranteed Delivery must accompany this subscription. Please reference your rights card control number on your check, money order or Notice of Guaranteed Delivery. If the aggregate Estimated Subscription Price paid by a Record Date Stockholder is insufficient to purchase, at the Estimated Subscription Price, the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Estimated Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered. Expiration Date (October 18, 2013 unless extended) PLEASE FILL IN ALL APPLICABLE INFORMATION. A. Primary Subscription ÷ 3 = × $19.42 = $ (3 Rights = 1 Share) (Rights Exercised) (No. of Shares) (Estimated Subscription Price) B. Over-Subscription Privilege × $19.42 = $ (No. of Shares) (Estimated Subscription Price) C. Amount of Check Enclosed (A + B) (or amount in Notice of Guaranteed Delivery) = D. The following broker-dealer is being designated as having been instrumental in the exercise of this Subscription Right: UBS Securities LLC Representative Name: E. o Sell any remaining Rights o Sell all of my Rights SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus. TO SELL: If I have checked the box on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus. Signature(s) of Subscriber(s)/Seller(s) Please give your telephone number: ( ) Please give your e-mail address: SECTION 2. TO TRANSFER RIGHTS: For value received, of the Rights represented by this Subscription Certificate are assigned to: (Print Full Name of Assignee Social Security Number (Print Full Address) (Print Full Address) Signature(s) of Assignor(s) IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate. Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include: a) a commercial bank or trust company, or b) a member firm of a domestic stock exchange, or c) a savings bank or credit union. Signature Guaranteed By (name of Bank or Firm) (Signature of Officer and Title) Return Subscription Certificate by first class mail or overnight courier to: ComputerShare. By Mail: By Express Mail or Overnight Courier: Brookfield Global Listed Infrastructure Income Fund Inc. c/o Brookfield Global Listed Infrastructure Income Fund Inc. c/o Computershare Trust Company, N.A. Computershare Trust Company, N.A. Attention: Corporate Actions Voluntary Offer Attention: Corporate Actions Voluntary Offer P.O. Box 43011 250 Royall Street, Suite V Providence, RI 02940-3011 Canton, MA 02021